                                                                     EXHIBIT 4.2

          STOCKHOLDERS' AGREEMENT, dated as of December 19, 1994, among Perry Acquisition Partners, L.P. ("Perry"), Randolph Street Partners ("Randolph"),
                             -----                               --------
Bain Capital Fund IV, L.P., Bain Capital Fund IV-B, L.P., Information Partners Capital Fund, L.P., BCIP Associates and BCIP Trust Associates, L.P. (collectively "Bain"), Fleet Growth Resources, Inc., Chisholm Partners II L.P.
               ----
and Turnberry Partners, L.P. (collectively "Fleet" and, together with Randolph
                                            -----
and Bain, the "Co-Investors") and Perry Capital Corp. (the "Company").
               ------------                                 -------

                             W I T N E S S E T H  :
                             - - - - - - - - - -

          WHEREAS, as of the Closing Date, Perry and the Co-Investors are the holders of substantially all of the issued and outstanding Common Stock of the Company; and

          WHEREAS, the parties hereto wish to enter into certain agreements with respect to the holdings by Perry and the Co-Investors and their Permitted Transferees and their respective successors of Common Stock of the Company;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

          SECTION 1.     DEFINITIONS

          1.1  Defined Terms.  As used in this Agreement, terms defined in the
               -------------
heading shall have their respective assigned meanings, and the following capitalized terms shall have the meanings ascribed to them below:

          "Affiliate" shall mean, with respect to any Person, (i) any Person
           ---------
that directly or indirectly controls, is controlled by or is under common control with, such Person, or (ii) any director, officer, partner or employee of such Person or any Person specified in clause (i) above, or (iii) any Immediate Family Member of any Person specified in clause (ii) above.

          "Agreement" shall mean this Stockholders' Agreement, as the same may,
           ---------
in accordance with the terms hereof, be amended, supplemented or otherwise modified from time to time.

          "Beneficial Owner" has the meaning set forth in Rule 13d-3 under the
           ----------------
Exchange Act.

          "Board of Directors" shall mean, unless otherwise specified hereunder,
           ------------------
the Board of Directors of the Company.

          "Business Day" shall mean a day other than a Saturday, Sunday, Federal
           ------------
or New York State holiday or other day on which commercial banks in New York City are authorized or required by law to close.

          "By-Laws" shall mean the By-Laws of the Company as in effect on the
           -------
date hereof, as the same may be amended from time to time in accordance with the terms thereof and hereof.

          "Cause" shall mean (i) wilful malfeasance or wilful misconduct by a
           -----
director in connection with the performance of his duties as such, (ii) the commission by a director of (a) any felony or (b) a misdemeanor involving moral turpitude or (iii) a determination by a court of competent jurisdiction in the United States that such director, as such or in any other capacity (whether or not relating to the Company), breached a fiduciary duty owed by him or her to another Person.

          "Certificate of Incorporation" shall mean the Certificate of
           ----------------------------
Incorporation of the Company as in effect on the date hereof, as the same may be amended from time to time in accordance with the terms thereof and hereof.

          "Closing Date" shall mean the date of the sale of Common Stock to the
           ------------
Initial Investors pursuant to their respective Stock Subscription Agreements which date shall be the date on which the transactions contemplated by the Merger Agreement are consummated.

          "Common Stock" shall mean the Company's Class A Common Stock, par
           ------------
value $.01 per share, and Class B Common Stock, par value $.01 per share and any Common Stock issued or issuable with respect to any Class A Common Stock or Class B Common Stock by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

          "Designated Perry Director" shall mean a Perry Director (as defined in
           -------------------------
Section 2.1(a)) who is Richard C. Perry, Veronica K. Ho, Gary K. Silberberg or any other Perry Director who is designated by Perry in writing as a Designated Perry Director in any case until such time as Perry shall in writing revoke such designation.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           ------------
amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

          "FTD Association" shall mean FTD Association, a Michigan nonprofit
           ---------------
corporation organized on a membership basis in accordance with the Merger Agreement.

          "FTD Member Offering" shall mean an offering made to FTD Association
           -------------------
members pursuant to Article IV of the Mutual Support Agreement.

          "FTDI" shall mean Florists' Transworld Delivery, Inc., a Michigan
           ----
corporation.

          "Governmental Authority" shall mean any nation or government, any
           ----------------------
state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Group" means any group of Persons acquiring, holding, voting or
           -----
disposing of voting securities of the Company which would be required under
Section 13(d) of the Exchange Act to file a statement on Schedule 13D or
Schedule 13G with the SEC as a "person" within the meaning of Section 13(d)(3) of the Exchange Act if such group beneficially owned voting securities representing more than 5% of any class of then-outstanding voting securities of the Company.

          "Immediate Family Member" shall mean, with respect to any natural
           -----------------------
Person, a spouse, parent or child of such Person.

          "Indenture" shall mean, that certain Indenture dated as of December 1,
           ---------
1994 between FTD Acquisition Corporation and First Trust of New York, National Association.

          "Initial Investors" shall mean Perry and the Co-Investors.
           -----------------

          "Merger Agreement" shall mean that certain Agreement and Plan of
           ----------------
Merger, dated August 2, 1994, among the Company, FTD Acquisition Corporation (formerly named IRIS Acquisition Corp.), a Delaware corporation ("Sub"), and Florists' Transworld Delivery Association, a Michigan nonprofit corporation.

          "Mutual Support Agreement" shall mean that certain Mutual Support
           ------------------------
Agreement attached to the Merger Agreement as Exhibit A and to be entered into between FTDI and FTD Association prior to the Closing Date.

          "Permitted Holders" shall have the meaning ascribed to it in the
           -----------------
Indenture.

          "Permitted Transferee" shall mean any Person to whom an Initial
           --------------------
Investor (or any direct or indirect Permitted Transferee thereof) transfers Common Stock in accordance with the terms of this Agreement and the Stock Subscription Agreement by which such transferor is bound (other than pursuant to a Public Offering or, following a Public Offering, pursuant to Rule 144 or Rule 144A under the Securities Act) and who becomes a party to, and is bound to the same extent as its transferor by the terms of, this Agreement.

          "Person" shall mean any individual, corporation, partnership, trust,
           ------
joint stock company, business trust, unincorporated association, joint venture or other entity of any nature whatsoever.

          "Public Offering" shall mean the sale of Class A Common Stock (or
           ---------------
Class A Common Stock equivalents) to the public in an offering pursuant to an effective registration statement filed with the SEC under the Securities Act, which results in an active trading market in the Class A Common Stock (or such Class A Common Stock Equivalents) (it being understood that such an active trading market shall be deemed to exist if, among other things, the Class A Common Stock (or such Class A Common Stock equivalents) is listed on a national securities exchange or on the Nasdaq Stock Market-National System); provided that a Public Offering shall not include (i) an offering made in connection with a business acquisition or combination or an employee benefit plan; (ii) an FTD Member Offering; or (iii) an offering of securities by the Company solely to members of FTD Association.

          "SEC" shall mean the Securities and Exchange Commission.
           ---

          "Securities" shall mean shares of (i) any Class A Common Stock of the
           ----------
Company issued to Stockholders pursuant to the Stock Subscription Agreements,
(ii) any Class A Common Stock of the Company issued or issuable upon conversion of any Class B Common Stock of the Company issued to Stockholders pursuant to the Stock Subscription Agreements and (iii) any Class A Common Stock of the Company issued or issuable with respect to any of the securities referred to in clauses (i) and (ii) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Securities, once issued such Securities shall cease to be Securities when (a) a registration statement with respect to the sale of such Securities shall have become effective under the Securities Act and such Securities shall have been disposed of in accordance with such registration statement, (b) they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act after a Public Offering, (c) they shall have been transferred pursuant to Rule 144A (or any successor provision) under the Securities Act after a Public Offering, (d) they shall have been otherwise transferred in accordance with this Agreement, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force, or (e) they shall have ceased to be outstanding.

          For purposes of this Agreement, Securities shall include Class B Common Stock; provided that the Company shall have no obligation to register Class B Common Stock.

          "Securities Act" shall mean the Securities Act of 1933, as amended,
           --------------
and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

          "Significant Subsidiary" shall mean any Subsidiary within the meaning
           ----------------------
of Section 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission.

          "Stock Subscription Agreements" shall mean, collectively, the Common
           -----------------------------
Stock Subscription Agreement dated as of December 19, 1994 between Perry and the Company, and the Common Stock Subscription Agreements dated as of December 19, 1994 between each Co-Investor and the Company.

          "Stockholders" shall mean Perry and the Co-Investors and their
           ------------
respective Permitted Transferees.

          "Subsidiary" means, with respect to any Person, any corporation,
           ----------
partnership, association or other business entity of which fifty percent (50%) or more of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof, or fifty percent (50%) or more of the equity interest therein, is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of such Person or a combination thereof.

          "Third Party" shall mean any Person other than the Stockholders and
           -----------
their Affiliates.

          "Trademark License Agreement" means that certain Trademark License
           ---------------------------
Agreement attached to the Mutual Support Agreement as Exhibit A.

          "Transfer" or "Transferred" shall mean any transfer, sale, assignment,
           --------      -----------
exchange, mortgage, pledge, hypothecation or other disposition of any Common Stock issued to Stockholders pursuant to the Stock Subscription Agreements or any interest, whether legal or beneficial, therein.

          1.2  Other Definitional Provisions:  Interpretation.
               ----------------------------------------------

               (a) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

               (b) The headings in this Agreement are included for convenience of reference only and shall not limit or otherwise affect the meaning or interpretation of this Agreement.

               (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

               (d) For purposes of comparing the beneficial ownership of any Person on the date of execution and delivery of this Agreement to the level of such ownership at any later time, the level of ownership on such later date shall be adjusted to eliminate the effect of any subdivision of the Common Stock, any combination of the Common Stock, any issuance of Common Stock by reason of any reclassification (including, without limitation, any reclassification in connection with a merger or consolidation), or any dividend payable in Common Stock.

          SECTION 2.   VOTING AGREEMENTS

          2.1  Election of Directors.
               ---------------------

               (a) Each Stockholder hereby agrees that so long as this Agreement shall remain in effect, such Stockholder shall take all actions, including but not limited to voting all of the Class A Common Stock owned or held of record by such Stockholder, so as to elect and, during such period, to continue in office a Board of Directors of the Company and each Subsidiary of the Company consisting solely of the following:

                    (i) with respect to the Boards of Directors of the Company, Renaissance Greeting Cards, Inc. and each other direct or indirect Subsidiary of the Company other than FTDI and Subsidiaries of FTDI (other than Renaissance Greeting Cards, Inc.):

                    (A) 6 designees of Perry (each such designee of Perry a "Perry Director");and
                          --------------

                    (B) 3 designees of Bain (each such designee of Bain a "Co-Investor Director")
                          --------------------

                    (ii) with respect to the Boards of Directors of FTDI and each Subsidiary of FTDI other than Renaissance Greeting Cards, Inc.:

                    (A) 6 designees of Perry (each such designee of Perry a "Perry Director");
                         ---------------

                    (B) 2 designees of Bain (each such designee of Bain a "Co-Investor Director"); and
                          --------------------

                    (C) 2 designees of FTD Association (each such designee of FTD Association an "FTDA Director").
                                             -------------

          (b) If at any time during the period specified in paragraph (a) above, the Company or any Subsidiary of the Company is required by applicable law or the terms of any security issued by the Company to increase the size of its Board of Directors, each Stockholder shall take all actions, including but not limited to voting all of the Class A Common Stock owned or held of record by such Stockholder, so as to insure that upon the election of such additional director or directors, such Board of Directors shall consist of a majority of directors designated by Perry.

          (c) If at any time during the period specified in paragraph (a) above, Perry or Bain (in either case, based on the action of holders of a majority of the shares of Common Stock beneficially owned by it) or FTD Association shall notify in writing the others of its desire to remove, with or without Cause, any director of the Company or any Subsidiary of the Company previously designated by it, each Stockholder shall vote all of the Class A Common Stock owned or held of record by it so as to remove such director. The Stockholder delivering such notice of removal shall indemnify and hold harmless each other Stockholder and its directors, officers, partners, stockholders, agents and employees against any losses, claims, damages, liabilities and expenses incurred in connection with such removal.

          (d) If at any time during the period specified in paragraph (a) above, any director previously designated by Perry, Bain or FTD Association ceases to serve on the Board of Directors of the Company or any Subsidiary of the Company (whether by reason of death, resignation, removal or otherwise), such party or FTD Association who designated such director shall be entitled to designate a successor director to fill the vacancy created thereby.

          (e) The parties hereto hereby agree that any individual designated as a director of the Company may be removed for Cause with or without the consent of the party or FTD Association which designated such individual. No such removal of an individual designated pursuant to this Section 2.1 shall affect any of the rights to designate a different individual pursuant to this Section 2.1.

          (f) Each duly designated committee of the Board of Directors of the Company or any Subsidiary shall consist of at least one Perry Director and at least one Co-Investor Director. Such committees may make recommendations to their respective Boards of Directors but shall not have the authority to act in lieu of their respective Boards of Directors.

          (g) For so long as Fleet shall own at least thirty-five percent of the Common Stock owned by Fleet on the Closing Date, Fleet shall have the right to have one individual who is an employee of Fleet attend meetings of the Board of Directors (the "Observer"). The Observer shall not have any right to vote on or participate in any matter presented to the Board. The Company shall give notice of each meeting of the Board to the Observer in the same manner as was given to the directors. The Observer shall keep confidential any information or materials observed at any such meeting. The Observer may at the election of a majority of Members of the Board of Directors be excluded from any deliberations or discussions of the Board if and to the extent that the presence of such Observer would reasonably be expected to result in the waiver of attorney client privilege. The Observer, if any, shall be entitled to the reimbursement of expenses for attendance at Board meetings, in the same manner as are Directors.

          2.2  Certain Actions.
               ---------------

               (a)  Supermajority Vote. The affirmative vote of at least a
                    ------------------
majority of the members of the Board of Directors of the Company or a Subsidiary of the Company, as the case may be, which majority shall include at least two Designated Perry Directors and at least two Co-Investor Directors, shall be required with respect to any of the following transactions, except as otherwise provided in this Agreement or required by applicable law:

                    (i) amendment of the Certificate of Incorporation or By-Laws of the Company or any Significant Subsidiary of the Company;

                    (ii) any increase or decrease in the number of directors of the Company or any Significant Subsidiary of the Company;

                    (iii) (A) any recapitalization of the Company or any issuance or sale by the Company or any Significant Subsidiary of the Company of any of its equity or debt securities (whether by public offering, private placement or otherwise), provided that this provision shall not apply to (1) any issuance of shares of Common Stock in connection with an employee benefit plan or employment agreement (so long as the aggregate number of shares of Common Stock issued or issuable in connection with all such plans and agreements does not exceed 15% of the then outstanding shares of Common Stock), (2) any FTD Member Offering, (3) any issuance of securities in connection with warrants issued in connection with the Indenture or (4) any exchange of Class B Common Stock for Class A Common Stock in connection with a Tag-Along Sale or (B) any incurrence of any long-term indebtedness (including guarantees of such indebtedness) by the Company or any Significant Subsidiary (other than debt incurred under or pursuant to the Credit Agreement (defined below) or the Indenture (defined below)) which is not reflected in the annual operating budget and which exceeds $10,000,000 in the aggregate at any one time outstanding;

                    (iv) the registration by the Company or any Subsidiary of the Company of any of its securities pursuant to the Securities Act in connection with any public offering of such securities, except for any such registration made (A) pursuant to Section 4 hereof, (B) in connection with the issuance of securities which are subject to the proviso in clause 2.2(a) (iii) above, (C) pursuant to the Registration Rights Agreement, dated as of the Closing Date, among the Company, FTD Acquisition Corporation, BT Securities Corporation and Montgomery Securities or (D) the Securityholders' and Registration Rights Agreement, dated as of the Closing Date (the "Security holders' and Registration Rights Agreement"), among the
                ---------------------------------------------------
     Company, the Co-Investors, BT Securities Corporation and Montgomery Securities;

                    (v) except for (A) assets acquired in the ordinary course of business and (B) capital assets acquired in accordance with the Company's or any of its Significant Subsidiary's annual budget for capital expenditures as reflected in the Company's or the Significant Subsidiary's Board approved annual operating budget, the acquisition by the Company or any Significant Subsidiary of the Company, by merger, consolidation or otherwise, of assets or stock of any other Person exceeding an aggregate of $4,000,000 in any fiscal year;

                    (vi) except for transactions between the Company and any Significant Subsidiary or between Significant Subsidiaries, any merger, consolidation or sale of the Company or any Significant Subsidiary of the Company; any mortgage, lease or other disposition of any material amount of assets of the Company or any Significant Subsidiary of the Company; or the liquidation of the Company or any Significant Subsidiary of the Company; provided, however, that the foregoing shall not apply to sales or transfers of Common Stock to any Person in accordance with the terms of this Agreement;

                    (vii) the declaration or payment of dividends or other distributions to stockholders of the Company, except for the payment of any dividend or distribution the declaration of which was previously approved pursuant to this Section 2.2(a);

                    (viii) the repurchase, exchange or redemption by the Company or any Subsidiary of the Company of any of its securities other than (A) in connection with satisfying any of its obligations under an employee benefit plan or employment agreement, (B) any required redemption or exchange pursuant to the terms of the instrument governing any security or (C) any exchange of Class B Common Stock for Class A Common Stock in connection with a Tag-Along Sale;

                    (ix) except for transactions in the ordinary course of business, transactions with Affiliates of the Company;

                    (x) the engagement by the Company or any Subsidiary of the Company in any activity outside the ordinary course of its business (A) which is not similar or related to an existing business or an extension thereof that utilizes FTDI's distribution network, technology or intellectual property and (B) which is material to the business of the Company and its Subsidiaries, taken as a whole;

                    (xi) the making of any loan to Perry or any of its Affiliates; and

                    (xii) any material refinancing or restructuring of the indebtedness incurred under the Credit Agreement, dated as of the Closing Date (the "Credit Agreement"), by and among Bankers Trust Company, as
                ----------------
     agent, and the other banks listed on the signature pages thereto or the Indenture, in each case which is reasonably likely to have an adverse effect on the Company.

          (b)       Consent Matters.  Prior to the submission of either of the
                    ---------------
following matters for approval of the Board of Directors of the Company or a Subsidiary of the Company, as the case may be, such matter shall first be approved by each of Perry and Bain, which approval shall not be unreasonably withheld, except as required by applicable law:

               (i) approval of each annual operating budget for the Company and any Significant Subsidiary of the Company and of any material amendment or modification thereof or material deviation therefrom; or

               (ii) the appointment of the Chairman and Chief Executive Officer of the Company and FTDI (it being understood that Bain hereby consents to the appointment of Richard Perry as the initial Chairman of the Company and FTDI and Richard Boyce as the Chief Executive Officer of FTDI).

On or prior to the Closing Date, the Company shall adopt by-laws incorporating the provisions of Section 2.2(a) and 2.2(b), and such incorporating provisions of the by-laws shall not be amended without the affirmative vote of at least two Designated Perry Directors and at least two Co-Investor Directors.

          (c) Notwithstanding anything to the contrary contained herein, any determination by the Board of Directors of whether to purchase the Common Stock of a Section 3.7 Selling Stockholder (as defined) shall only require the affirmative vote of (i) a majority of the Co-Investor Directors if Perry is the
Section 3.7 Selling Stockholder and (ii) a majority of the Designated Perry Directors if any Co-Investor is the Section 3.7 Selling Stockholder.

          (d) Except as provided in Section 3.7, any purchase, redemption or exchange by the Company of Common Stock held by any of the Co-Investors, their Affiliates or Permitted Transferees shall be offered to each of them pro rata among all Co-Investors, their Affiliates and their Permitted Transferees.

     2.3  Other Voting Matters.  The Company has previously furnished to the
          --------------------
Stockholders copies of its Certificate of Incorporation and By-Laws, each as in effect on the date hereof (the "Charter Documents"). From and after the
                                   -----------------
Closing Date, each Stockholder shall vote its shares of Common Stock, at any regular or special meeting of stockholders of the Company or in any written consent executed in lieu of such a meeting of stockholders, in either case in accordance with the vote of the Directors designated by such Stockholder, and shall take all actions necessary, to ensure that the Charter Documents do not, at any time, conflict with the provisions of this Agreement.

     SECTION 3.     TRANSFERS AND ISSUANCES

     3.1  Limitations on Transfer.
          -----------------------

          (a) Each Stockholder hereby agrees that, except for Transfers effected pursuant to an effective registration statement filed under the Securities Act, no Transfer shall occur unless the Company has been furnished upon its request with an opinion, in form and substance reasonably satisfactory to the Company, of counsel reasonably satisfactory to the Company that such Transfer is exempt from the provisions of Section 5 under the Securities Act.

          (b) Each Stockholder hereby agrees that except for Transfers in connection with a Public Offering, Transfers pursuant to the registration rights granted under Section 4 and, following a Public Offering, Transfers pursuant to Rule 144 or Rule 144A under the Securities Act, no Transfer shall occur unless the transferee shall agree to become a party to, and be bound to the same extent as its transferor by the terms of this Agreement pursuant to the provisions of
Section 5.7.

          (c) No Transfer (other than to a Permitted Holder) shall be made by such Stockholder or any of its Affiliates to any Person (including to any Person who is part of any Group which includes the proposed transferee) who, after due inquiry (which shall include a signed letter from such transferee which contains representations from such transferee that the proposed transfer will not violate this Section 3.1(c) (i)), would beneficially own Voting Stock (as defined in the Indenture) of the Company of more than 35% of the total outstanding Voting Stock of the Company (assuming the conversion of all Class B Common into Class A Common Stock) and (ii) no Transfer shall be made by such Stockholder or any of its Affiliates to any Person which would cause a Change of Control Event (as defined in the Credit Agreement) to occur under the Credit Agreement (assuming the conversion of all Class B Common Stock into Class A Common Stock.

     3.2  Transfers to Affiliates. Notwithstanding any other provision of this
          -----------------------
Agreement to the contrary, each Initial Investor and its Affiliates (but not any other Permitted Transferee of any thereof) shall be entitled from time to time, without compliance with any of the procedures specified in Section 3.5, or 3.7, to Transfer any or all of the Common Stock beneficially owned by it to any of its Affiliates who agree to become a party to, and be bound to the same extent as its transferor by the terms of, this Agreement. Any Transfer by any Initial Investor to its partners of any or all of the Common Stock beneficially owned by it (including a distribution of such Common Stock to such Initial Investor's partners upon a liquidation of such Initial Investor or otherwise) shall be deemed to be a Transfer to Affiliates of such Initial Investor for purposes of this Section 3.2.

     3.3  Effect of Void Transfers.  In the event of any purported Transfer of
          ------------------------
any Common Stock in violation of the provisions of this Agreement, such purported Transfer shall be void and of no effect and the Company shall not give effect to such Transfer.

     3.4  Legend on Common Stock.  Each certificate representing Common Stock
          ----------------------
issued to any Stockholder shall bear the following legend on the face thereof:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS' AGREEMENT AMONG PERRY ACQUISITION PARTNERS, L.P., BAIN CAPITAL FUND IV, L.P., BAIN CAPITAL FUND IV-B, L.P., INFORMATION PARTNERS CAPITAL FUND, L.P., BCIP ASSOCIATES, BCIP TRUST ASSOCIATES, L.P., FLEET GROWTH RESOURCES, INC., CHISHOLM PARTNERS II, L.P., TURNBERRY PARTNERS, L.P., RANDOLPH STREET PARTNERS AND THE COMPANY, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH STOCKHOLDERS'

     AGREEMENT AND (A) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) IF THE COMPANY HAS BEEN FURNISHED UPON ITS REQUEST WITH AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH STOCKHOLDERS' AGREEMENT, INCLUDING RESTRICTIONS RELATING TO THE EXERCISE OF ANY VOTING RIGHTS GRANTED BY THE SECURITIES."

          3.5  Tag-Along Rights.
               ----------------

               (a) With respect to any proposed Transfer, or related series of proposed Transfers (other than as provided in Section 3.2 or 3.6), by Perry and its Affiliates (in such capacity, a "Transferring Stockholder") of Class A
                                     ------------------------
Common Stock at any time after the Transferring Stockholder has Transferred more than 5% of the Class A Common Stock initially held by Perry on the Closing Date (excluding for the purposes of such calculation, Transfers made pursuant to Sections 3.2, 3.6 and if to any Stockholder or its Affiliates, 3.7), the Transferring Stockholder shall have the obligation, and each of the other Stockholders shall have the right, to require the proposed transferee to purchase (a "Tag-Along Sale") from such Stockholder (in such capacity, a
             --------------
"Tagging Stockholder") out of the total number of shares of Common Stock
--------------------
proposed to be acquired in the Tag-Along Sale the same proportion of the number of shares of Common Stock to be sold pursuant to the Tag-Along Sale as the total number of shares of Common Stock held on the date of sale by such Tagging Stockholder bears to the total number of shares of Common Stock of held on such date by the Transferring Stockholder and all Tagging Stockholders and all other Persons exercising similar "tag-along" rights pursuant to contractual commitments of the Company, and at the same price and upon the same terms and conditions (including without limitation time of payment and form of consideration) as to be paid and given to the Transferring Stockholder. All shares of Common Stock for purposes of this Section shall be treated as if they were a single class.

               (b) The Transferring Stockholder shall give notice to the other Stockholders of each proposed Tag-Along Sale at least 30 days prior to the proposed consummation of such Tag-Along Sale, setting forth the number of shares of Common Stock proposed to be sold pursuant to the Tag-Along Sale, the name and address of the proposed transferee, the proposed amount and form of consideration and other terms and conditions of payment offered by the proposed transferee, and a representation that the proposed transferee has been informed of the tag-along rights provided for in this Section 3.5 and has agreed to purchase Common Stock in accordance with the terms hereof. The tag-along rights provided by this Section 3.5 must be exercised by the Tagging Stockholder within 15 days following receipt of the notice required by the preceding sentence, by delivery of a written notice to the Transferring Stockholder indicating such Tagging Stockholder's desire to exercise its rights and specifying the number of shares of Common Stock it desires to sell. If the proposed transferee fails to purchase Common Stock from the Tagging Stockholder which has properly exercised its tag-along rights, then the Transferring Stockholder shall not be permitted to make the proposed Transfer, and any such attempted Transfer shall be void and of no effect, as provided in Section 3.3 hereof.

               (c)  If the Tagging Stockholder exercises its rights under
Section 3.5(a), the closing of the purchase of the Common Stock with respect to which such rights have been exercised shall take place concurrently with the closing of the sale of the Transferring Stockholder's Common Stock. No Transfer shall occur pursuant to this Section 3.5 unless the transferee shall agree to become a party to, and be bound to the same extent as its transferor by the terms of, this Agreement and the transfer shall otherwise comply with the provisions of Sections 3.1 and 5.7.

               (d) If the proposed Tag-Along Sale is not consummated within 90 days of the expiration of the other Stockholders' tag-along rights with respect to such Tag-Along Sale (as described herein), such Tag-Along Sale shall again be subject to this Section 3.5.

          3.6  Public Offerings, etc.  The provisions of Sections 3.5 and 3.7
               ----------------------
shall not be applicable to offers and sales of Common Stock (i) in a Public Offering, (ii) pursuant to the registration rights granted under Section 4,
(iii) following a Public Offering, pursuant to Rule 144 or Rule 144A under the Securities Act or (iv) in an FTD Member Offering or other offering of securities by the Company made solely to members of FTD Association.

          3.7  Right of First Refusal.
               ----------------------

               (a) Subject to the provisions of Section 3.1 and except as provided in Sections 3.2 and 3.6, if any Stockholder (a "Section 3.7 Selling
                                                         -------------------
Stockholder")at any time intends to Transfer any Common Stock to a Third Party
-----------
in a bona-fide arms-length transaction, the Section 3.7 Selling Stockholder shall first give to the Company and the other Stockholders who are not Affiliates of the Section 3.7 Selling Stockholder (the "Other Stockholders")
                                                        ------------------
written notice (a "Seller's Notice") at least 75 days in advance of the proposed
                   ---------------
Transfer (the "Notice Period"), stating the Section 3.7 Selling Stockholder's
               -------------
intention to make such Transfer, the name of the proposed Third Party transferee, the number of shares of Common Stock to be transferred (the "Offered
                                                                         -------
Securities"), the proposed amount and form of consideration for the Offered
----------
Securities which the Section 3.7 Selling Stockholder is to be paid by the Third Party (the "Offer Price") and the other material terms upon which such Transfer
            -----------
is proposed.

          (b) During the first 30 days of the Notice Period, the Company shall have an irrevocable option to purchase (or to cause one or more of its Significant Subsidiaries to purchase) all (but not less than all) of the Offered Securities at the applicable Offer Price. The option of the Company under this
Section 3.7(b) shall be exercisable by written notice to the Section 3.7 Selling Stockholder and each other Stockholder given on or before the 30th day of the Notice Period.

          (c) If after the 30th day of the Notice Period the Company has not exercised its option to purchase all of the Offered Securities under Section 3.7(b), the Other Stockholders jointly shall have an irrevocable option to purchase all (but not less than all) of the Offered Securities at the applicable Offer Price. The option by the Other Stockholders shall be exercisable by written notice to the Section 3.7 Selling Stockholder and each other Stockholder given on or before the 45th day of the Notice Period. Each Other Stockholder shall be entitled to purchase a portion of the Offered Securities equal to that percentage of the Offered Securities determined by dividing the number of shares of Common Stock owned by such Other Stockholder on such date by the total number of shares of Common Stock owned by all Other Stockholders on such date (the "Other
                                                                -----
Stockholder's Proportionate Share"). To the extent that any such Other
---------------------------------
Stockholder does not subscribe for such Other Stockholder's Proportionate Share of the Offered Securities, each Other Stockholder participating under this
Section 3.7(c) shall have an opportunity, exercisable by written notice to the
Section 3.7 Selling Stockholder (a "Supplemental Notice") during the remainder
                                    -------------------
of the Notice Period, to purchase that portion of the Offered Securities not purchased in an amount determined by dividing the number of additional shares of Common Stock subscribed to by such participating Other Stockholder (as set forth in its Supplemental Notice) by the total number of additional shares of Common Stock subscribed to by all participating Other Stockholders (as set forth in each of their respective Supplemental Notices) who elect to purchase the Offered Securities not purchased or determined by such other method as such participating Other Stockholders shall agree. Each of the Stockholders may assign its rights as an Other Stockholder to any of its respective Affiliates; provided, that such Affiliates shall comply with the provisions of Section 3.1 and Section 5.7.

          (d) If at the end of the Notice Period the Company and the Other Stockholders have not elected to exercise its or their option to purchase all of the Offered Securities under this Section 3.7, the Section 3.7 Selling Stockholder shall be free, for a period of 90 days from the expiration of the Notice Period, to sell the Offered Securities to the Third Party transferee at a price equal to or greater than the Offer Price (without modification of the form or forms of consideration proposed other than to substitute cash (in the amount of the fair market value of the non-cash consideration) for noncash consideration) and on the same (or no more favorable to such Third Party) terms as were contained in the Seller's Notice, provided that such Transfer complies with the provisions of Section 3.1 and Section 5.7.

          (e) If the Company or the Other Stockholders exercise its or their option, as the case may be, under this Section 3.7, the closing of the purchase of the Offered Securities with respect to which such option has been exercised shall take place on the twentieth Business Day after the later of (i) the date the Company or the Other Stockholders, as the case may be, give notice of such exercise and the fair market value determination, as provided below, if any, is completed and (ii) the expiration of such time as the Company or the Other Stockholders, as the case may be, may reasonably require in order to comply with applicable United States Federal and state laws and regulations, which in no event shall be more than 60 days after the date specified in clause (i) of this
Section 3.7(e). The Other Stockholders shall be deemed to have given notice of exercise on the earliest date on which the Offered Securities are fully subscribed. Upon exercise by the Company or the Other Stockholders, as the case may be, of its or their option under this Section 3.7, the Company or the participating Other Stockholders, as the case may be, and the Section 3.7 Selling Stockholder shall be legally obligated to consummate the purchase contemplated thereby and shall use their best efforts to make all necessary filings and to secure any approvals required and to comply as soon as practicable with all applicable United States Federal and state laws and regulations in connection therewith. If any portion of the Offer Price is proposed to be paid in a form other than cash, the Company or the participating Other Stockholders, as the case may be, shall have the option to pay such consideration in the form proposed or in an amount of cash equal to the fair market value of such non-cash consideration. The fair market value of any non-cash consideration shall be determined by the mutual agreement of the Company or the participating Other Stockholders, as the case may be, and the Section 3.7 Selling Stockholder or, if they cannot so agree within 20 Business Days after exercise of the option, by a nationally recognized investment banking firm selected by the Company or the participating Other Stockholders, as the case may be, and the Section 3.7 Selling Stockholder (which investment banking firm shall be retained by, and the fees and expenses of which shall be shared equally by, the Company or the participating Other Stockholders, as the case may be, on the one hand, and the Section 3.7 Selling Stockholder on the other hand).

          (f) No Transfer shall occur pursuant to this Section 3.7 unless the transferee shall agree to be bound to the same extent as its transferor by the terms of this Agreement pursuant to the provisions of Section 3.1 and 5.7.

          (g) No Stockholder may sell, assign, encumber or otherwise transfer any Common Stock except in accordance with applicable laws and regulations (including any applicable provisions of Regulation Y under the Bank Holding Company Act of 1956, as amended).

     SECTION 4.     REGISTRATION RIGHTS

     4.1  Demand Registration.
          -------------------

          (a)  Registration Request.   Subject to the provisions of Sections
               --------------------
4.1(f) and 4.10, at any time and from time to time after the earlier of (i) the Company's first Public Offering and (ii) the fourth anniversary of the Closing Date, upon the written request to the Company and each other Stockholder (a "Registration Request") of the holders of a majority of Securities held by
 --------------------
Perry, its Affiliates and their Permitted Transferees, on the one hand, or holders of a majority of the Securities held by the Co-Investors, their Affiliates and their Permitted Transferees, on the other hand (in each case, together with any other Co-Investor, its Affiliates and Permitted Transferees joining in such request, a "Requesting Stockholder"), that the Company effect
                            ----------------------
the registration under the Securities Act of all or part of the Securities owned by such Requesting Stockholder, the Company will use its best efforts to effect the registration under the Securities Act of such Securities and all other Securities which the Company has been requested to register by any other Stockholder by written request received by the Company within 20 days after the giving of written notice of such Registration Request; provided, however, that the Securities covered by any such Registration Request shall constitute not less than five percent (5%) of the aggregate number of shares of Common Stock outstanding on a fully diluted basis at the time of the Registration Request.
No other securities of the Company except Securities held by any other Stockholder and securities held by Persons entitled to exercise "piggy-back" registration rights pursuant to contractual commitments of the Company shall be included in a registration under this Section 4.1.

          (b)  Priority in Demand Registration.  In a registration pursuant to
               -------------------------------
this Section 4.1 involving an underwritten offering, if the managing underwriter of such underwritten offering shall inform the Company and the relevant Stockholders by letter of its belief that the Securities to be included in such registration would adversely affect the ability to effect such offering, then the Company will be required to include in such registration only that number of Securities which it is so advised should be included in such offering. In such event, securities of the Company shall be registered in such offering as follows: (i) first, the Securities of the

Requesting Stockholder, its Affiliates and their Permitted Transferees (pro rata based on the amount of Securities sought to be registered by such Persons), (ii) second, the Securities of Stockholders and their respective Affiliates and Permitted Transferees which have been requested to be included in such registration pursuant to Section 4.2 and the securities of Persons party to the Stockholders' and Registration Rights Agreement which have been requested to be included in such registration pursuant to the Stockholders' and Registration Rights Agreement (pro rata based on the amount of securities sought to be registered by such Persons), and (iii) third, the securities of other Persons entitled to exercise "piggy-back" registration rights pursuant to other contractual commitments of the Company (pro rata based on the amount of securities sought to be registered by such Persons).

               (c) Registration Statement Form. Registrations under this Section
                   ---------------------------
4.1 shall be on such appropriate registration form of the SEC (i) as shall be selected by the Company and (ii) as shall permit the disposition of the Securities being registered in accordance with the intended method or methods of disposition specified in the request for such registration. The Company agrees to include in any such registration statement all information which, in the opinion of counsel to the underwriters, the Requesting Stockholder and the Company, is required to be included.

               (d) Effective Registration Statement.  A registration requested
                   --------------------------------
pursuant to this Section 4.1 shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective and the Requesting Stockholder, its Affiliates and its Permitted Transferees have sold at least seventy-five percent (75%) of the Securities included by them in such registration statement, or (ii) if after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other Governmental Authority for any reason not attributable to the Requesting Stockholder or any of its Affiliates and has not thereafter become effective.

               (e) Limitations on Demand Registrations. Notwithstanding anything
                   -----------------------------------
in this Section 4.1 to the contrary, in no event will (i) the Company be required to effect more than one registration pursuant to Section 4.1(a) within any 360-day period, (ii) Perry, its Affiliates and their Permitted Transferees be entitled to more than five registrations pursuant to Section 4.1(a) or (iii) the Co-Investors, their Affiliates and their Permitted Transferees be entitled to more than three registrations pursuant to Section 4.1(a), unless in the case of each of clauses (ii) and (iii) above, such Requesting Stockholder agrees to pay all of the costs and expenses of each such additional registration (other than costs and expenses which relate to or are caused by any registration effected as a result of Section 4) (unless either (x) a registration so requested is not effected for a reason not attributable to the Requesting Stockholder or any of its Affiliates or (y) the amount of Securities sought to be included by such Requesting Stockholder in such registration is reduced by more than 25% pursuant to the provisions of Section 4.1 (b)).

               (f) First Demand Registration.  If no prior registration has been
                   -------------------------
effected by the Company pursuant to a Registration Request on behalf of Perry, its Affiliates and their Permitted Transferees under this Section 4.1, and the Co-Investors, their Affiliates and their Permitted Transferees deliver a Registration Request to the Company under this Section 4.1, then Perry, its Affiliates and their Permitted Transferees shall have 45 days after the Company's and Perry's receipt of the Registration Request previously delivered by the Co-Investors, their Affiliates and their Permitted Transferees (the "Advance Demand Notice Period") to elect to
 ----------------------------
deliver a Registration Request; provided, however, that if the Co-Investors' Registration Request is delivered prior to the fifth anniversary of the Closing Date, the Advance Demand Notice Period shall expire on the later of 45 days after the Company's and Perry's receipt of the Registration Request delivered by the Co-Investors, their Affiliates and their Permitted Transferees and the fifth anniversary of the Closing Date; provided further, that in order to preserve its rights under this paragraph (f), Perry shall use all reasonable efforts to file and have the registration statement relating thereto declared effective by the later of the fifth anniversary of the Closing Date and 180 days after the delivery of the Registration Request. If Perry elects to deliver a Registration Request during the Advance Demand Notice Period, then the Registration Request previously delivered by the Co-Investors, their Affiliates and their Permitted Transferees shall be deemed to have been withdrawn and the Co-Investors shall not be deemed to have exercised a demand registration right and shall have no rights with respect to Perry's Registration Request other than pursuant to
Section 4.2. If Perry does not elect to deliver a Registration Request during the Advance Demand Notice Period and the Co-Investors, their Affiliates and their Permitted Transferees withdraw their Registration Request, (i) the provisions of this Section 4.1(f) shall remain in full force and effect and (ii) for purposes of Section 4.1(e), the Company shall be deemed to have effected a registration on behalf of the Co-Investors, their Affiliates and their Permitted Transferees, unless such withdrawal was the result of the occurrence of facts or circumstances which have a material adverse effect on the ability of the Co-Investors or any underwriter to consummate the sale of the shares covered by the Co-Investors' Registration Request, which facts and circumstances were unknown to any of such Co-Investors at the time of making the Registration Request.

          4.2  Incidental Registration.
               -----------------------

               (a) Right to Include Securities. After the first Public Offering,
                   ---------------------------
if the Company at any time proposes or is requested to register any shares of Common Stock under the Securities Act (except registrations on such form(s) solely for registration of Common Stock in connection with any employee benefit plan or dividend reinvestment plan or a merger or consolidation), including registrations pursuant to Section 4.1(a), whether or not for sale for its own account, it will each such time as soon as practicable give written notice of its intention to do so to the Stockholders. Upon the written request (which request shall specify the total amount of Securities intended to be disposed of by such Stockholder) of any Stockholder made within 30 days after the receipt of any such notice (15 days if the Company gives telephonic notice with written confirmation to follow promptly thereafter, stating that (i) such registration will be on Form S-3 and (ii) such shorter period of time is required because of a planned filing date), the Company will use its best efforts to effect the registration under the Securities Act of all Securities held which the Company has been so requested to register for sale in the manner initially proposed by the Company. If the Company thereafter determines for any reason not to register or to delay registration of the Securities, the Company may, at its election, give written notice of such determination to the Stockholders and (i) in the case of a determination not to register, shall be relieved of the obligation to register such Securities in connection with such registration, without prejudice, however, subject to any right a Requesting Stockholder may have to request that such registration be effected as a registration under Section 4.1(a) and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Securities of a Stockholder for the same period as the delay in registration of such other securities. No registration effected under this Section 4.2(a) shall relieve the Company of any obligation to effect a registration upon a Registration Request under Section 4.1(a).

               (b) Priority in Incidental Registration.  In a registration
                   -----------------------------------
pursuant to this Section 4.2 (and not involving a Registration Request) involving an underwritten offering, if the managing underwriter of such underwritten offering shall inform the Company and the relevant Stockholders by letter of its belief that the amount of Securities to be included in such registration would adversely affect the ability to effect such offering, then the Company will be required to include in such registration only the amount of securities which it is so advised should be included in such offering. In such event: (x) in cases initially involving the registration for sale of Common Stock for the Company's own account, securities shall be registered in such offering as follows: (i) first, the shares of Common Stock which the Company proposes to register, (ii) second, the Securities which have been requested to be included in such registration pursuant to this Section 4.2 and the securities of Persons party to the Stockholders' and Registration Rights Agreement which have been requested to be included in such registration pursuant to the Stockholders' and Registration Rights Agreement (pro rata based on the amount of securities sought to be registered by such Persons), (iii) third, the securities of other Persons entitled to exercise "piggy-back" registration rights pursuant to contractual commitments of the Company (pro rata based on the amount of securities sought to be registered by such Persons); and (y) in cases not initially involving the registration for sale of Common Stock for the Company's own account, securities shall be registered in such offering as follows: (i) first, the securities of any Person whose exercise of a "demand" registration right pursuant to a contractual commitment of the Company is the basis for the registration, (ii) second, the Securities of Stockholders which have been requested to be included in such registration pursuant to this Section 4.2 and the securities of Persons party to the Stockholders' and Registration Rights Agreement which have been requested to be included in such registration pursuant to the Stockholders' and Registration Rights Agreement (pro rata based on the total amount of securities sought to be registered by such Persons),
(iii) third, securities of other Persons entitled to exercise "piggy-back" registration rights pursuant to contractual commitments (pro rata based on the amount of securities sought to be registered by such Persons) and (iv) fourth, the shares of Common Stock which the Company proposes to register.

          4.3  Registration Procedures.  In connection with the Company's
               -----------------------
obligations pursuant to Sections 4.1 and 4.2 hereof, the Company will use its best efforts to effect such registration and the Company will promptly (subject to Section 4.1(f)):

               (a) prepare and file with the SEC as soon as practicable after request for registration hereunder the requisite registration statement to effect such registration and use its best efforts to cause such registration statement to become effective and to remain continuously effective until the earlier to occur of (x) 180 days following the date on which such registration statement is declared effective or (y) the termination of the offering being made thereunder.

               (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such securities have been sold or such lesser period of time as the Company, any seller of such securities or any underwriter is required under the Securities Act to deliver a prospectus in accordance with the intended methods of disposition by the sellers of such securities set forth in such registration statement or supplement to such prospectus;

               (c) furnish to each Stockholder which owns securities covered by such registration state ment (the "Selling Stockholders") and the managing
                                   --------------------
underwriter, if any, at least one executed original of the registration statement and such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, as may reasonably be requested by such Selling Stockholder;

               (d) use its best efforts (i) to register or qualify all securities covered by such registration statement under the securities or "blue sky" laws of such jurisdictions where an exemption is not available as the Selling Stockholders shall reasonably request, (ii) to keep such registration or qualification in effect for so long as such registration statement remains in effect and (iii) to take any other action which may be reasonably necessary or advisable to enable the Selling Stockholders to consummate the disposition in such jurisdictions of such securities; provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject itself to taxation in any such jurisdiction or take any action which would subject it to general service of process in any such jurisdiction;

               (e) notify the Selling Stockholders and the managing underwriter, if any, promptly, and confirm such advice in writing (i) when a registration statement, prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to a registration statement or related prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the registered securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event or information becoming known which requires the making of any changes in a registration statement or related prospectus so that such documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (vi) of the Company's reasonable determination that a post-effective amendment to a registration statement would be appropriate and (vii) if at any time the representations and warranties of the Company made as contemplated by Section 4.4 cease to be true and correct;

               (f) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification of any of the registered securities for sale in any jurisdiction, at the earliest possible moment;

               (g) upon the occurrence of any event contemplated by clause (e)
(v) above, prepare a supplement or post-effective amendment to the applicable registration statement or related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the securities being sold thereunder, such prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

               (h) use its best efforts to furnish to the Selling Stockholders a signed counterpart, addressed to the Selling Stockholders and the underwriters, if any, of (A) an opinion of counsel for the Company, and (B) a "comfort" letter, signed by the independent public accountants who have certified the Company's financial statements included or incorporated by reference in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountant's letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities (and dated the dates such opinions and comfort letters are customarily dated) and, in the case of the accountant's letter, such matters, and in the case of the legal opinion, such other legal matters, as the Selling Stockholders or the underwriters may reasonably request;

               (i) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to the Stockholders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder, no later than 90 days after the end of any 12-month period beginning after the effective date of a registration statement pursuant to which Securities are sold, which statement shall cover such 12-month period;

               (j) cooperate with the Selling Stockholders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Securities to be sold; and enable such Securities to be in such denominations and registered in such names as the Selling Stockholders or the managing underwriters, if any, may request at least two Business Days prior to any sale of Securities to the underwriters;

               (k) use its best efforts to cause the Securities covered by the applicable registration statement to be registered with or approved by such other Governmental Authorities as may be necessary to enable the Selling Stockholder(s) or the underwriters, if any, to consummate the disposition of such Securities;

               (l) cause all Securities covered by the registration statement to be listed on each securities exchange, if any, on which any securities of the same class as the Securities are then listed if requested by the managing underwriters, if any, or the holders of a majority of the Securities covered by the registration statement and entitled hereunder to be so listed;

               (m) cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD") and in the
                                                           ----
performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the NASD);

               (n) as soon as practicable prior to the filing of any document which is to be incorporated by reference into the registration statement or the prospectus (after initial filing of the registration statement) provide copies of such document to counsel to the Selling Stockholders and to the managing underwriters, if any, and make the Company's representatives available for discussion of such document and consider in good faith making such changes in such document prior to the filing thereof as counsel for such Selling Stockholders or underwriters may reasonably request;

               (o) provide and cause to be maintained a transfer agent and registrar for all Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

               (p) enter into such agreements and take such other actions as the Selling Stockholders holding 51% of the shares so to be sold shall reasonably request in order to expedite or facilitate the disposition of such Securities; and

               (q) use its best efforts to provide a CUSIP number for the Securities, not later than the effective date of the registration statement.

          The Company may require each Selling Stockholder to furnish to the Company such information regarding such Selling Stockholder and the distribution of such securities as the Company may from time to time reasonably request in writing in order to comply with the Securities Act.

          The Selling Stockholders agree that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4.3(e) (ii), (iii), (iv), (v) or (vi) hereof, they will forthwith discontinue disposition pursuant to such registration statement of any Securities covered by such registration statement or prospectus until their receipt of the copies of the supplemented or amended prospectus relating to such registration statement or prospectus or until they are advised in writing by the Company that the use of the applicable prospectus may be resumed (and the period of such discontinuance shall be excluded from the calculation of the period specified in clause (x) of Section 4.3(a)) and, if so directed by the Company, will deliver to the Company (at the Company's expense, except as otherwise provided in Section 4.1(e)) all copies, other than permanent file copies then in their possession, of the prospectus covering such securities in effect at the time of receipt of such notice. The Selling Stockholders agree to furnish the Company a signed counterpart, addressed to the Company and the underwriters, if any, of an opinion of counsel for the Selling Stockholders covering substantially the same matters with respect to such registration statement (and the prospectus included therein) as are customarily covered in opinions of selling stockholder's counsel delivered to the underwriters in underwritten public offerings of securities (and dated the dates such opinions are customarily dated) and such other legal matters as the Company or the underwriters may reasonably request.

          4.4  Underwritten Offerings.
               ----------------------

               (a) Demand Underwritten Offerings.  In any underwritten offering
                   -----------------------------
pursuant to a registration requested under Section 4.1, the Company will use its best efforts to enter into an underwriting agreement for such offering with the underwriters selected by the Requesting Stockholder, such agreement and underwriters to be reasonably satisfactory in form and substance to the Company, the Requesting Stockholder and the underwriters and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type. The Selling Stockholders who hold Securities to be distributed by such underwriters shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of them and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to their obligations. The Company may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of the Selling Stockholders to and for the benefit of such underwriters shall also be made to and for the benefit of the Company with due regard to the amount of Securities being sold by such Selling Stockholder and the nature of such representations, warranties and agreements and the underwriting.

               (b) Incidental Underwritten Offerings. If the Company at any time
                   ---------------------------------
proposes to register any shares of its Common Stock under the Securities Act as contemplated by Section 4.2 and such shares of Common Stock are to be distributed by or through one or more underwriters, the Company and the Selling Stockholders who hold Securities to be distributed by such underwriters in accordance with Section 4.2 hereof shall be parties to the underwriting agreement between the Company and such underwriters and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of them and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to their obligations. The Company may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of the Selling Stockholders to and for the benefit of such underwriters shall also be made to and for the benefit of the Company with due regard to the amount of Securities being sold by such Selling Stockholder and the nature of such representations, warranties and agreements and the underwriting.

          4.5  Preparation; Reasonable Investigation.  In connection with the
               -------------------------------------
preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the Selling Stockholders, the underwriters and their respective counsel and accountants the opportunity (but such Persons shall not have the obligation) to participate in the preparation of such registration statement, each prospectus included therein or filed with the SEC, and, to the extent practicable, each amendment thereof or supplement thereto, and will give each of them such access to its books and records (to the extent customarily given to the underwriters of the Company's securities), and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of the Selling Stockholders' and the underwriters' respective outside counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

          4.6  Limitations, Conditions and Qualifications to Obligations under
               ---------------------------------------------------------------
Registration Covenants.  The obligations of the Company to use its best efforts
----------------------
to cause Securities to be registered under the Securities Act are subject to each of the following limitations, conditions and qualifications:

               (a) The Company shall be entitled to postpone for a reasonable period of time the filing or effectiveness of, or suspend the rights of Selling Stockholders to make sales pursuant to, any registration statement otherwise required to be prepared, filed and made and kept effective by it hereunder (but the duration of such postponement or suspension may not exceed the earlier to occur of (A) 15 days after the cessation of the circumstances requiring such postponement or suspension as described below or (B) 120 days after the date of the determination of the Board of Directors referred to below, and the duration of such postponement or suspension shall be excluded from the calculation of the period specified in clause (x) of Section 4.3(a)) if the Board of Directors of the Company determines in good faith that the filing or effectiveness of, or sales pursuant to, such registration statement would impede, delay or interfere with any financing, offer or sale of securities, acquisition, corporate reorganization or other significant transaction involving the Company or any of its affiliates or require disclosure of material information which the Company has a bona fide business purpose for preserving as confidential. If the Company shall so delay the filing of a registration statement, it shall, as promptly as possible, notify the Selling Stockholders of such determination, and the Selling Stockholders shall have the right (y) in the case of a postponement of the filing or effectiveness of a registration statement, to withdraw the request for registration by giving written notice to the Company within 10 days after receipt of the Company's notice or (z) in the case of a suspension of the right to make sales, to receive an extension of the registration period equal to the number of days of the suspension.

               (b) The Company shall not be required hereby to include Securities in a registration statement if, in the written opinion of outside counsel to the Company of recognized standing in securities law matters, the beneficial owners of such Securities seeking registration would be free to sell all of such Securities within the current calendar quarter without registration under Rule 144 under the Securities Act.

               (c) The Company's obligations shall be subject to the obligations of the Selling Stockholders, which the Selling Stockholders acknowledge, to furnish all information and materials and to take any and all actions as may be required under applicable federal and state securities laws and regulations to permit the Company to comply with all applicable requirements of the SEC and to obtain any acceleration of the effective date of such registration statement.

               (d) The Company shall not be obligated to cause any special audit to be undertaken in connect.ion with any registration pursuant hereto unless such audit is requested by the underwriters with respect to such registration.

          4.7  Expenses.   Except as otherwise provided in Section 4.1(e), the
               --------
Company will pay all reasonable out-of-pocket costs and expenses incurred in connection with each registration of Securities pursuant to this Agreement, including, without limitation, the reasonable fees and disbursements of a single firm of outside counsel retained by (i) in the case of a registration pursuant to Section 4.1, the Requesting Stockholder and (ii) in the case of a registration pursuant to Section 4.2, the Selling Stockholder(s) which beneficially owns a majority of the total number of shares being registered by Selling Stockholders (the "Majority Selling Stockholder"), and any and all
                           ----------------------------
filing fees payable to the SEC, fees with respect to filings required to be made with stock exchanges, the Nasdaq Stock Market and the NASD, fees and expenses of compliance with state securities or blue sky laws (including reasonable fees and disbursements of a single firm of outside counsel for the underwriters or the Requesting Stockholder or the Majority Selling Stockholder, as the case may be, in connection with blue sky qualifications of the Securities being registered and determination of its eligibility for investment under the laws of such jurisdictions as the Selling Stockholders may designate), printing expenses, fees and disbursements of counsel and accountants of the Company, including costs associated with comfort letters, and fees and expenses of other Persons retained by the Company, but excluding underwriters' expenses (including discounts, commissions or fees of underwriters and expenses included therein, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the securities being registered or legal expenses of any Person other than the Company and the Selling Stockholders). The Company shall, in any event in all cases, pay its internal expenses (including, witnout limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), and the expense of securities law liability insurance fees, if any.

          4.8  Participation in Underwritten Registrations.   No Stockholder may
               -------------------------------------------
participate in any underwritten registration hereunder unless such Stockholder
(a) agrees to sell its securities on the basis provided in and in compliance with any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and to comply with Rules 10b-6 and l0b-7 under the Exchange Act, and (b) completes and executes all questionnaires, appropriate and limited powers of attorney, escrow agreements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; provided that all such documents shall be consistent with the provisions hereof.

          4.9  Rule 144.  The Company hereby covenants that after it has filed
               --------
(and such registration statement has become effective and Common Stock has been sold pursuant thereto) a registration statement pursuant to the requirements of
Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act in respect of Common Stock, the Company will file in a timely manner all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Stockholder, make publicly available other information so long as necessary to permit sales by such Stockholder under Rule 144 under the Securities Act) and will take such further action as any Stockholder may reasonably request to the extent required from time to time to enable such Stockholder to sell Securities under Rule 144 under the Securities Act.

          4.10 Holdback Agreements.
               -------------------

               (a) Each Stockholder agrees that, with respect to any registration statement filed by the Company in connection with an underwritten public offering, it shall not effect any public sale or distribution of equity securities of the Company during the 30 days prior to or for a period of up to 120 days beginning on the effective date of such registration statement (except as part of such registration) if and to the extent reasonably requested in writing (with reasonable prior notice) by the managing underwriter of the underwritten public offering.

               (b) The Company agrees not to effect any primary public sale or distribution of any equity securities of the Company during the 30 days prior to and the 90-day period beginning on the effective date of any registration statement in which any Stockholder is participating in connection with an underwritten public offering of Securities if and to the extent reasonably requested in writing (with reasonable prior notice) by the managing underwriter of the underwritten public offering.

          4.11 Indemnification.
               ---------------

               (a) Indemnification by the Company.  In connection with any
                   ------------------------------
registration pursuant hereto in which Securities are to be disposed of, the Company shall indemnify and hold harmless, to the full extent permitted by law, each holder of such Securities to be disposed of and, when applicable, its officers, directors, stockholders, partners, agents and employees and each Person who controls such holder (within the meaning of the Securities Act or the Exchange Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, including, without limitation, any loss, claim, damage, liability or expense resulting from the failure to keep a prospectus current, except insofar as the same (i) are caused by or contained in any information relating to such holder furnished in writing to the Company by such holder expressly for use therein or (ii) are caused by such holder's failure to deliver a copy of the current prospectus simultaneously with or prior to such sale after the Company has furnished such holder with a sufficient number of copies of such prospectus correcting such material misstatement or omission or (iii) arise in respect of any offers to sell or sales made during any period when a holder is required to discontinue sales under Section 4.3(e) (and after such holder has received the notice contemplated by Section 4.3(e)). The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each person who controls such Persons (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of such Securities to be disposed of, and shall enter into an indemnification agreement with such Persons containing such terms, if requested.

               (b) Indemnification by Stockholders.  In connection with each
                   -------------------------------
registration statement effected pursuant hereto in which Securities are to be disposed of, each Selling Stockholder shall, severally but not jointly, indemnify and hold harmless, to the full extent permitted by law, the Company, the other Selling Stockholder and their respective directors, officers, stockholders, partners, agents and employees and each Person who controls the Company and the other Selling Stockholder (within the meaning of the Securities Act or the Exchange Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in such registration statement or prospectus or preliminary prospectus or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission relates to such Selling Stockholder and is contained in any information furnished in writing by such Selling Stockholder or any of its Affiliates to the Company expressly for inclusion in such registration statement or prospectus. In no event shall the liability of any Selling Stockholder hereunder be greater in amount than the dollar amount of the proceeds actually received by such Selling Stockholder upon the sale of the securities giving rise to such indemnification obligation.

               (c) Conduct of Indemnification Proceedings.  Any Person entitled
                   --------------------------------------
to indemnification hereunder shall give prompt notice to the indemnifying party of any claim with respect to which it shall seek indemnification and shall permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (i) the indemnifying party shall have agreed to pay such fees or expenses, or (ii) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person or (iii) in the opinion of outside counsel to such Person there may be one or more legal defenses available to such Person which are different from or in addition to those available to the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party because of a reason described in clause (iii) above, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of any such action which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party (or assumed by the indemnified party because of a reason described in clause (iii) above) without the consent of such indemnifying party. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one firm of counsel (and, if necessary, local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the written opinion of outside counsel to an indemnified party a conflict of interest as to the subject matter exists between such indemnified party and another indemnified party with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of additional counsel for such indemnified party.

               (d) Contribution.  If for any reason the indemnification provided
                   ------------
for herein is unavailable to an indemnified party or is insufficient to hold it harmless as contemplated hereby, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations; provided that in no event shall the liability of any Selling Stockholder for such contribution and indemnification exceed, in the aggregate, the dollar amount of the proceeds received by such Selling Stockholder upon the sale of securities giving rise to such indemnification and contribution obligation.

          SECTION 5.     MISCELLANEOUS

          5.1  Excess Proceeds Sales; FTDA Member Offerings.
               --------------------------------------------

               (a) Upon Bain's or Fleet's (which shall include for the purposes of this paragraph Bain's or Fleet's pro rata portion of any similar Transfer by Randolph or its respective Affiliates) or any of its respective Affiliate's Transfer of any Common Stock to any unaffiliated person, Bain or Fleet, as the case may be, shall pay Perry the Excess Proceeds (defined below), if any, from such Transfer; provided that Bain shall be released from its obligations pursuant to this

Section 5.1(a) at such time as it has paid Perry Excess Proceeds in an amount equal to $333,333 and Fleet shall be released from its obligations pursuant to this Section 5.1(a) at such time as it has paid Perry Excess Proceeds in an amount equal to $166,666. "Excess Proceeds" shall mean the amount equal to (A)
                           ---------------
the gross proceeds of a Transfer by Bain or Fleet (including Randolph) or any of its respective Affiliates of Common Stock to an unaffiliated person less the out-of-pocket expenses directly related to such Transfer (not including any taxes associated with the sale or transfer) minus (B) the original amount paid
                                            -----
for such Common Stock by Bain or Fleet, as the case may be, pursuant to a Subscription Agreement; provided that if such amount is negative, the Excess Proceeds shall equal zero. Any non-cash proceeds of a Transfer shall be valued at their fair market value as mutually agreed by Bain or Fleet, as the case may be, and Perry. Except with respect to a one-time transfer by Fleet to a newly formed fund controlled by or under common control with Fleet Growth Resources, Inc. and Chisholm Partners II, L.P. (which fund shall have investors and shall engage in investments substantially similar to any of the Co-Investors), in the event that Bain or Fleet as the case may be, has not fully satisfied its obligation to pay Perry Excess Proceeds pursuant to this Section 5.1(a) at such time as such person consummates a Transfer to an Affiliate which in the aggregate with all other Transfers to Affiliates exceeds 35% of Bain or Fleet's Common Stock acquired on the Closing Date, Bain or Fleet, as the case may be, shall pay Perry the full amount of its obligation pursuant to this Section 5.1(a) less any Excess Proceeds previously paid by Bain or Fleet, as the case may be.

               (b) Each of Perry, Bain and Fleet (including pro rata participation by Randolph in Bain's or Fleet's obligation in such) agree to offer and sell 65%, 23.33% and 11.67%, respectively, of the shares of Class A Common Stock of the Company to be sold pursuant to Sections 4.1 and 4.2 of the Mutual Support Agreement to the extent that the Company elects not to issue the shares offered with respect thereto.

          5.2  Additional Securities Subject to Agreement.  Each Stockholder
               ------------------------------------------
agrees that any Common Stock or other securities which it shall hereafter acquire by means of a stock split, stock dividend, distribution or otherwise (other than pursuant to a Public Offering) shall be subject to the provisions of this Agreement to the same extent as if held on the date hereof.

          5.3  Termination.  This Agreement (other than the provisions of
               -----------
Sections 3.5, 4 and 5.1) shall terminate, and thereby become null and void, on the earliest of (i) the date on which Perry and the Co-Investors and their respective Affiliates do not own in the aggregate at least 35% of the Common Stock outstanding on a fully diluted basis, (ii) the date on which either Perry and its Affiliates, on the one hand, or the Co-Investors and their Affiliates, on the other hand, do not own in the aggregate at least 10% of the Common Stock on a fully diluted basis or (iii) the ninth anniversary of the date hereof.

          5.4  Injunctive Relief.  The Stockholders acknowledge and agree that a
               -----------------
violation of any of the terms of this Agreement will cause the Stockholders irreparable injury for which adequate remedy at law is not available. Accordingly, it is agreed that each Stockholder shall be entitled to an injunction, restraining order or other equitable relief to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which they may be entitled at law or equity.

          5.5  Other Stockholders' Agreements.  Except as provided in the letter
               ------------------------------
between Fleet and Bain attached as Exhibit A hereto and the Securityholders' and Registration Rights Agreement, no Stockholder shall enter into or agree to be bound by any voting trust with respect to any shares of Common Stock held by it nor shall any Stockholder enter into any stockholder agreement or other arrangement of any kind with any Person with respect to Common Stock which is inconsistent with the provisions of this Agreement or which may impair its ability to comply with this Agreement, including but not limited to agreements and arrangements with respect to the acquisition, disposition or voting of Common Stock inconsistent herewith.

          5.6  Amendments.  This Agreement may be amended only by a written
               ----------
instrument signed by each of Perry, so long as it (or its Affiliates) owns Securities and by Bain, so long as it (or its Affiliates) owns Securities, and the Company.

          5.7  Successors, Assigns and Transferees.  The provisions of this
               -----------------------------------
Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their Permitted Transferees and their respective successors, each of which Permitted Transferees shall agree in a writing in form and substance satisfactory to the Company and the owners of a majority of the Class A Common Stock outstanding and owned by all Stockholders, to become a party hereto and be bound to the same extent as its transferor hereby, provided that no rights granted hereunder specifically to Perry and its Affiliates or the Co-Investors and their Affiliates may be assigned to any Permitted Transferees thereof, except as otherwise expressly set forth herein, and no Stockholder may assign to any Permitted Transferee any of its rights hereunder other than in connection with a Transfer to such Permitted Transferee of Securities in accordance with the provisions of this Agreement.

          5.8  Notices.  All notices, requests, demands and other communications
               -------
which are required or may be given hereunder shall be in writing and shall be deemed to have been duly given upon the earlier of delivery if delivered personally, or upon receipt if sent by registered or certified mail, return receipt requested, postage prepaid, or on the second next business day after deposit if sent by recognized overnight delivery service, or upon transmission if sent by telecopy or facsimile transaction (with request of assurance of receipt in a manner customary for communications of such type) as follows:

          if to Perry or the Company, to:

          Richard C. Perry
          President
          Perry Capital Corp.
          245 Park Avenue
          New York, New York 10167
          Fax: (212) 272-7422

          with a copy to:

          Gary P. Cullen
          Skadden, Arps, Slate,
           Meagher & Flom
          333 West Wacker Drive

          Chicago, Illinois 60606
          Fax:  (312) 407-0411

          if to the Co-Investors, to:

          Marc Wolpow
          Bain Capital, Inc.
          Two Copley Place
          Boston, Massachusetts 02116
          Fax: (617) 572-3274

          and

          Habib Y. Gorgi
          Chisholm Partners II, L.P.
          c/o Fleet Equity Partners
          111 Westminster Street
          Providence, Rhode Island 02903
          Fax:  (401) 278-6387

          and

          Habib Y. Gorgi
          Fleet Growth Resources, Inc.
          111 Westminster Street
          Providence, Rhode Island 02903
          Fax: (401) 278-6387

          with copies to:

          William S. Kirsch
          Kirkland & Ellis
          200 East Randolph Drive
          Chicago, Illinois 60601
          Fax: (312) 861-2200

          and

          Christopher D. Graham
          Edwards & Angell
          2700 Hospital Trust Tower
          Providence, Rhode Island 02903
          Fax: (401) 276-6625

          5.9  Integration.  This Agreement and the documents referred to herein
               -----------
or delivered pursuant hereto, including the Stock Subscription Agreements, contain the entire understanding of the parties with respect to the subject matter hereof and thereof. There are no agreements, representations, warranties, covenants or undertakings with respect to the subject matter hereof and thereof other than those expressly set forth herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          5.10 Severability.  If one or more of the provisions, paragraphs,
               ------------
words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

          5.11 Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, and by different parties on separate counterparts each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

          5.12 Governing Law.  This Agreement shall be governed by and construed
               -------------
and enforced in accordance with the laws of the State of Delaware without regard to the conflicts of law principles thereof. The parties executing this Agreement hereby agree to submit to the nonexclusive jurisdiction of the federal and state courts located in the State of Delaware in any action or proceeding arising out of or relating to this Agreement.

          5.13 Confidentiality.  Each Stockholder agrees to use, and to cause
               ---------------
its directors, officers, employees, agents and Affiliates to use, only in a manner consistent with its status as a Stockholder and not in furtherance of any other business purpose, any information which it or any of them may receive from, or at the direction of, the Company or any Subsidiary with respect to the financial condition or business operations of the Company or any Subsidiary, and to hold such information in confidence, except for disclosures as required by law, regulation or legal process or in accordance with the prior written consent of the Company. The information subject to the restrictions set forth in this paragraph shall not include, information which (i) becomes generally available to the public other than as a result of a disclosure by any Stockholder, or any of its directors, officers, employees, agents or Affiliates (other than the Company or its Subsidiaries), (ii) was available to a Stockholder on a non-confidential basis prior to its disclosure or (iii) becomes available to a Stockholder on a non-confidential basis from a source other than the Company, a Subsidiary or their representatives provided, that such source is not bound by a confidentiality agreement with the Company, a Subsidiary or their representatives.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                     PERRY CAPITAL CORP.

                                     By: /s/ Richard Perry
                                         --------------------------------------
                                         Its: President


                                     PERRY ACQUISITION PARTNERS, L.P.

                                     By:  PERRY INVESTORS, L.L.C.,
                                            its general partner

                                     By: /s/ Richard Perry
                                         --------------------------------------
                                         Its:
                                              ---------------------------------

                                     BAIN CAPITAL FUND IV, L.P.
                                     BAIN CAPITAL FUND IV-B, L.P.
                                     INFORMATION PARTNERS CAPITAL
                                          FUND, L.P.
                                     BCIP ASSOCIATES
                                     BCIP TRUST ASSOCIATES, L.P.

                                     By:  BAIN CAPITAL, INC., each of their
                                            general partner

                                     By: /s/
                                         --------------------------------------
                                         Its:
                                              ---------------------------------


                                     RANDOLPH STREET PARTNERS

                                     By: /s/
                                         --------------------------------------
                                         Its:
                                              ---------------------------------

                                     CHISHOLM PARTNERS II, L.P.

                                     By:  SILVERADO II, L.P., its
                                            general partner

                                     By:  SILVERADO II CORP., its
                                            general partner

                                     By: /s/
                                         --------------------------------------
                                         Its: President


                                     FLEET GROWTH RESOURCES, INC.

                                     By: /s/
                                         --------------------------------------
                                         Its: President


                                     TURNBERRY PARTNERS, L.P.

                                     By:  CHATHAM CAPITAL MANAGEMENT,
                                     INC., its managing general partner

                                     By: /s/ William P. Phelan
                                         --------------------------------------
                                         Its: President